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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                       STATE OR OTHER JURISDICTION OF
             NAME OF SUBSIDIARY                        INCORPORATION OR ORGANIZATION
--------------------------------------------    --------------------------------------------
PictureTel Securities Corporation               Massachusetts
PictureTel International Corporation            Delaware
PictureTel Technology Corporation               Delaware
PictureTel Service Corporation                  Delaware
PicTel Videoconferencing Systems Corporation    Delaware
PictureTel Australia Pty. Ltd.                  Australia
PictureTel International Ltda.                  Brazil
PictureTel GmbH                                 Germany
PictureTel Italy S.r.1.                         Italy
PictureTel Japan, KK.                           Japan
PictureTel Mexico S.A. de C.V.                  Mexico
PictureTel Service Ltd. Pte.                    Singapore
PictureTel Scandinavia AB                       Sweden
PictureTel (Schweiz) AG                         Switzerland
PictureTel UK Limited                           United Kingdom
PictureTel FSC, Ltd.                            United States Virgin Islands

     All the subsidiaries are wholly owned (except for directors' qualifying shares in certain countries), either directly or indirectly, by the company and may do business under their own name as well as the name PictureTel Corporation